Riviera Holdings Corporation
                          2901 Las Vegas Boulevard South
                                Las Vegas, NV 89109
                        Investor Relations: (800) 362-1460
                                TRADED: AMEX - RIV
                                www.theriviera.com








FOR FURTHER INFORMATION:

AT THE COMPANY:                                INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                 Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                          (208) 241-3704 Voice
(702) 794-9442 Fax                            (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                  Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:

                     RIVIERA REPORTS IMPROVED FIRST QUARTER 2004 RESULTS

         LAS VEGAS, NV - April 20, 2004 -- Riviera Holdings Corporation (AMEX:
RIV) today reported improved financial results for the first quarter ended March 31, 2004. Net revenues for the quarter were $50.5 million, up $3.0 million or
6.3 percent from the first quarter of 2003. Income from operations was $7.4 million, up $2.7 million or 56.6 percent from the first quarter of 2003. EBITDA was $10.7 million; up $1.8 from the first quarter of 2003. EBITDA consists of earnings before interest, income taxes, depreciation, and amortization, as shown in the reconciliation to net income (loss) in the tables of this release. Net income for the quarter was $540,000 or $0.15 per diluted share compared to a net loss of $2.2 million or ($0.62) per share in the first quarter of 2003.

First Quarter 2004 Highlights

* The Company reported net income for the quarter of $540,000, a $2.7 million turn around from the first quarter of 2003.
* Riviera Black Hawk revenues were up 11.7 percent
* Riviera Black Hawk EBITDA was up $1.2 million or 40.3 percent
* Riviera Las Vegas revenues were up $1.6 million or 4.4 percent
* Riviera Las Vegas occupancy was 94.9 percent compared with 92.0 percent in the first quarter of 2003, ADR (Average Daily Rate) increased $5.10 to $66.94
* Riviera Las Vegas EBITDA was up $562,000 or 8.0 percent
* The Company has $21.7 million in cash plus its $30 million revolver available

Riviera Las Vegas

Robert Vannucci, President of Riviera Las Vegas, said, "We continue to see better performance at our Las Vegas property. First quarter EBITDA was $7.6 million, up $562,000 or 8.0 percent over the prior year. The increase in EBITDA was fueled by increases in non-gaming revenues attributable to a higher mix of in house conventions and increased room rates in all other room categories.

         "Revenue increases began in the third quarter of 2003 and have continued into 2004. All non-gaming departments showed improved revenue. Overall first quarter net revenues increased by $1.6 million up 4.4 percent compared with same period last year.

         "Room occupancy of 94.9 percent was up 2.9 points from last year's 92 percent. Total room revenue increased by $1.3 million or 11.7 percent over prior year. ADR of $66.94 was up $5.10 compared to prior year ADR of $61.84. Revenue per available room (Rev Par) was $63.50 for the quarter compared with $56.92 last year, a gain of $6.58 or 11.6 percent. The increase in occupied room nights and change in occupancy mix stimulated increases in all non-gaming revenue centers.

         "Convention room nights for the quarter were up 11,600 room nights or
28.9 percent compared to the same period last year. Our refined internet strategy enabled us to achieve our desired balance of ADR and bookings. First quarter room nights booked over the internet were up 2.3 percent over prior year while ADR for those rooms increased by $2.20 or 4 percent.

         "Entertainment revenues were up $265,000 or 6.1% over prior year, while ticket sales increased by 23,000 or 17.4 percent, contributing to an increase in overall walk in business. Food and beverage revenues increased by $923,000 or
14.2 percent over the same quarter last year.

         "Casino revenues were down $807,000 or 5.3% due to fluctuations in table games hold percentages and lower slot coin-in, as the business mix of customers in the hotel rooms included more higher-rate convention customers in 2004, who generally gamble less than other room categories.

         "According to the Las Vegas Convention and Visitors Authority, for the first two months of 2004, the Las Vegas market has seen a 5.0 percent increase in visitors and a 3.8 percent increase in small meeting and convention room nights. If this momentum continues, Las Vegas could record its highest number of total visitors in 2004, beating total visitors of 35.85 million recorded in 2000. Airline daily seat capacity has grown by an average of 10,000 seats per day compared to prior year, exceeding pre-September 11 numbers every month in the quarter. This has stimulated market demand, increased room sales activity and helped to improve group and convention block pick up. City wide occupancy is up 1.2 percent and ADR is up 9 percent to $95.11. These trends are continuing into the second quarter of 2004."

Riviera Black Hawk

         Ron Johnson, President of Riviera Black Hawk, said, "We are very proud of our record performance in the first quarter. We were able to achieve all time highs for gaming revenue, total revenues, EBITDA, and market share. This is particularly impressive since the first quarter is typically the weakest quarter of the year for the Black Hawk market. Net revenues reached a record $13.1 million during the quarter. EBITDA for the quarter grew by 40.3 percent to a record $4.2 million. EBITDA margin increased to 32.3 percent. The first quarter benefited from several factors, the most important of which was the continued strength of our marketing plan focused on profitably building slot revenues and market share. Also having a beneficial impact on results in the first quarter was an extra day in February and better weather in February and March of this year compared to last year. Our business levels were also helped by the construction disruption at a competing casino, resulting in more customers parking in our garage and playing in our casino, particularly on weekdays.

         "We believe favorable weather and improved economic conditions in the Denver metro area were major factors for the 5.9 percent growth in gaming revenues for the Black Hawk market during the first quarter of 2004. We expect continued market growth during the balance of the year as the local economy continues to improve."

Consolidated Operations

         William L. Westerman, Chairman of the Board, said, "We are extremely pleased with our results for the first quarter and are confident that this positive trend in revenues and earnings will continue for the rest of 2004. We and our competitors in Las Vegas are seeing an increase in visitors and reduced competitive pressure on room rates. Our results in Black Hawk were spectacular where 88 percent of the revenue increase was carried through to the bottom line.

         "In May, we will be presenting our proposal for a casino-hotel in Jefferson County to the Missouri Gaming Commission. While there are four other applicants for the one or two licenses to be awarded, we believe that our project is superior in that it generates substantial incremental revenue for the state and is located in an area which the Commission Staff has previously identified as the preferred location for the next license. We hope the Commission will have made a decision prior to the time we report our second quarter earnings."

Conference Call Information

         In conjunction with the release of first quarter 2004 financial results, Riviera will broadcast a conference call at 11 a.m. Pacific Time on Tuesday, April 20, 2004. Investors can listen to the call via the Internet at www.firstcallevents.com/service/ajwz403610774gf12.html or www.theriviera.com or by dialing 800-310-1961. A rebroadcast of the conference is available through April 23, 2004 by dialing 719-457-0820; pass code 764321.

Safe Harbor Statement:

         The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known to it, involve risks and uncertainties including expansion objectives and timetables, hotel and casino market conditions, financing requirements, regulatory approvals and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Report on Form 10-K for December 31, 2003. Actual results may differ materially.

About Riviera Holdings:

Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange ("AMEX") under the symbol RIV. Recent informal discussions with AMEX staff indicate that the Company may meet the standards of AMEX policy Sec. 1003(a). According to that policy, AMEX will not normally consider suspending dealings in or delisting the securities of a company which is below the earnings or net worth standards if the Company is in compliance with the following:

         (1) Total value of market capitalization of at least $50,000,000; or total assets and revenue of $50,000,000 each in its last fiscal year, or in two of its last three fiscal years; and

         (2) The company has at least 1,100,000 shares publicly held, a market value of publicly held shares of at least $15,000,000 and at least 400 round lot shareholders.


                                --Tables Follow--

Riviera Holdings Corporation
Financial Summary
                                          Three Months Ended March 31
  ($ in 000's except per share
              data)                   2004        2003        Var      %Var
                                      ----        ----        ---      ----
Net Revenues:
Riviera Las Vegas                     $37,323    $ 35,735    $ 1,588     4.4%
Riviera Black Hawk                     13,137      11,756      1,381    11.7%
                                   ----------- ----------- ----------
  Total Net Revenues                   50,460      47,491      2,969     6.3%
Operating Income:
Riviera Las Vegas                       5,672       4,250      1,422    33.5%
Riviera Black Hawk                      2,810       1,570      1,240    79.0%
Corporate Expenses                    (1,108)     (1,111)          3     0.3%
                                   ----------- ----------- ----------
  Total Operating Income                7,374       4,709      2,665    56.6%
EBITDA:
Riviera Las Vegas                       7,587       7,025        562     8.0%
Riviera Black Hawk                      4,243       3,025      1,218    40.3%
Corporate Expenses                    (1,108)     (1,111)          3     0.3%
                                   ----------- ----------- ----------
  Total EBITDA                         10,722       8,939      1,783    19.9%

EBITDA Margins:
Riviera Las Vegas                       20.3%       19.7%
Riviera Black Hawk                      32.3%       25.7%
Consolidated                            21.2%       18.8%

 Net income (loss)                     $ 540    $ (2,159)

EARNINGS (LOSS) PER SHARE DATA:

Shares used in calculating net income
(loss) per common share:

Basic                                   3,485       3,468
Diluted                                 3,548       3,468
Net Income (loss) per common share:
Basic                                $   0.15   $  (0.62)
Diluted                              $   0.15   $  (0.62)

(1) EBITDA consists of earnings before interest, income taxes, depreciation and amortization. EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. Management uses property-level EBITDA (EBITDA before corporate expense) as the primary measure of the Company's business segment properties' performance, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance or as an alternative to cash flows from operating activities as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. A reconciliation of EBITDA to net income (loss) is included in the financial schedules accompanying this release.


Riviera Holdings Corporation
Reconciliation of  Net Income (Loss) to EBITDA:
  ($ In 000's except
   per share data)
                       Net    Provision   Interest  Operating
                     Income   For Income  Income &   Income          Management
                    (Loss)     Tax       (Expense)  (Loss) Depreciation  Fee  EBITDA
First Quarter 2004:

 Riviera Las Vegas   $3,636   $  1,984   $   (52)  $ 5,672  $ 2,367   $(452)  $7,587

 Riviera Black Hawk     803          -    (2,007)    2,810      981     452    4,243

          Corporate  (3,899)    (1,984)   (4,775)   (1,108)      -       -    (1,108)
                     -------    -------   -------  -------     ----    ----   -------
                      $ 540     $    -   $(6,834)  $ 7,374  $ 3,348   $  -   $10,722

First Quarter 2003:

  Riviera Las Vegas   $2,663    $ 1,545   $  (42)  $ 4,250  $ 3,121   $(346)  $7,025

 Riviera Black Hawk     (490)         -   (2,060)    1,570    1,109     346    3,025

          Corporate   (4,332)    (1,545)  (4,766)   (1,111)       -       -   (1,111)
                      --------- --------  -------  -------     ----    ----  -------
                     $(2,159)     $   -  $(6,868)  $ 4,709  $ 4,230    $  -  $ 8,939




                Balance Sheet Summary
                     ($ in 000's)                  Mar 31,         Dec 31,
                                                    2004            2003
                                              -----------------------------
  Cash and short term investments                   $21,711        $19,344
  Total current assets                               32,293         27,361
  Property and equipment, net                       179,192        180,293
  Total assets                                      225,125        222,538
  Total current liabilities                          33,463         29,788
  Long-term debt, net of current portion            215,614        215,875
  Total shareholders' (deficiency) equity          (29,497)       (30,037)

RIVIERA HOLDINGS CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                           Three Months Ended
                                                               March 31
           ($ in 000's except per share data)             2004         2003
                                                      ------------- ------------
Revenues:
  Casino                                                 $  27,079    $  26,377
  Rooms                                                     12,538       11,225
  Food and beverage                                          8,800        8,013
  Entertainment                                              4,656        4,399
  Other                                                      2,047        1,951
                                                      ------------- ------------
       Total                                                55,120       51,965
                                                      ------------- ------------
   Less promotional allowances                               4,660        4,474
                                                      ------------- ------------
            Net revenues                                    50,460       47,491
                                                      ------------- ------------
COSTS AND EXPENSES:
  Direct costs and expenses of operating departments:
    Casino                                                  13,554       14,070
    Rooms                                                    6,364        5,853
    Food and beverage                                        5,801        5,304
    Entertainment                                            3,052        2,956
    Other                                                      715          649
  Other operating expenses:
    General and administrative                              10,252        9,720
     Depreciation and amortization                           3,348        4,230
                                                      ------------- ------------
            Total costs and expenses                        43,086       42,782
                                                      ------------- ------------
INCOME FROM OPERATIONS                                       7,374        4,709
                                                      ------------- ------------
OTHER INCOME (EXPENSE):
  Interest expense                                         (6,840)      (6,881)
  Interest income                                               6           13
                                                      ------------- ------------
            Total other income (expense)                   (6,834)      (6,868)
                                                      ------------- ------------
NET INCOME (LOSS)                                            $540      $(2,159)
                                                      ============= ============
EARNINGS (LOSS) PER SHARE DATA:
Shares used in calculating net income (loss) per common share:
Basic                                                      3,485        3,468
Diluted                                                    3,548        3,468
Net Income (loss) per common share:
Basic                                                   $    0.15    $  (0.62)
Diluted                                                 $    0.15    $  (0.62)

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